Exhibit 2.1

EXECUTION VERSION

SECOND AMENDMENT TO

SENIOR SECURED REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) is dated as of July 12, 2017, to be effective as of the Amendment Effective Date (defined below) and is entered into by and between HALCÓN RESOURCES CORPORATION, as Borrower, each of the undersigned Guarantors (together with the Borrower, the “Obligors”), each of the undersigned Lenders party to the Credit Agreement (each a “Lender” and collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

Reference is made to the Senior Secured Revolving Credit Agreement dated as of September 9, 2016, among the Borrower, a corporation duly formed and existing under the laws of the State of Delaware, each of the Lenders and other parties from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (such agreement, as amended by the First Amendment to Senior Secured Revolving Credit Agreement dated as of May 2, 2017 and as the same may be further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise stated in this Amendment, any reference to a “Section” shall be deemed a reference to the applicable Section of the Credit Agreement and capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, the Borrower is assessing the merits of the Williston Sale and the Williston Redemption (each as defined in Section 1.01 of this Amendment).

WHEREAS, the Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to enter into this Amendment, and modify certain provisions of the Credit Agreement, all as set forth herein.

NOW, THEREFORE, to induce the Administrative Agent and the Majority Lenders to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

Section 1.01     Amendments to Certain Defined Terms.  On the Amendment Effective Date, the following terms shall be inserted into Section 1.02 in appropriate alphabetical order:

“2025 Senior Notes” means the 6.75% Senior Notes due 2025 issued pursuant to the 2025 Senior Notes Indenture.

“2025 Senior Notes Indenture” means the Indenture, dated as of February 16, 2017, by and among the Borrower, the Restricted Subsidiaries party thereto and U.S. Bank National Association, as trustee, as amended, supplemented, restated or otherwise modified as of the

Closing Date, and thereafter as may be further amended, supplemented, restated or otherwise modified in accordance with the terms hereof.

“Second Amendment” means the Second Amendment to Senior Secured Revolving Credit Agreement dated as of July 12, 2017 entered into by and among the Borrower, each of the other Loan Parties party thereto, the Administrative Agent and each of the Lenders party thereto.

“Second Amendment Effective Date” means the “Amendment Effective Date” as defined in the Second Amendment.

“Williston Redemption” means the Redemption of all or a portion of the Second Lien Notes concurrently with the consummation of the Williston Sale.

“Williston Sale” means the sale, in one transaction or a series of related transactions, of all or substantially all of the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries located in the State of North Dakota whether directly or by sale of Capital Stock of one or more Subsidiaries in accordance with one or more definitive sales agreements in form and substance reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Williston Sale Consent Solicitation”  means that certain solicitation of consents relating to proposed amendments to the 2025 Senior Notes Indenture launched by the Borrower on July 12, 2017.

Section 1.02     Amendment to Section 9.04(b).  On the Amendment Effective Date and after giving effect to this Amendment, Section 9.04(b) shall be amended and restated in its entirety as follows:

(b)                                 Redemptions.  The Borrower will not, and will not permit any Restricted Subsidiary to, prior to the date that is ninety-one (91) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part), (i) the Second Lien Notes, (ii) any Permitted Unsecured Indebtedness, (iii) any Permitted Junior indebtedness and (iv) any Permitted Refinancing Indebtedness in respect of the foregoing (such Indebtedness, collectively, the “Specified Indebtedness”); provided that the Borrower may Redeem such Specified Indebtedness with the proceeds of any Permitted Refinancing Indebtedness in respect thereof or with the Net Cash Proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) of the Borrower so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would occur as a result of such Redemption; provided further that the Borrower may consummate the Williston Redemption so long as no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would occur as a result of such Redemption after giving effect to any concurrent amendments, waivers, or repayments of the Loans pertaining to the Willison Redemption.  Notwithstanding anything herein or in any other Loan Document to the contrary, the Borrower shall be permitted to pay the Consent Fee (as set forth in the Williston Sale Consent Solicitation).

Section 1.03     Amendment to Section 9.04(c).  On the Amendment Effective Date and after giving effect to this Amendment, Section 9.04(c) shall be amended and restated in its entirety as follows:

(c)                                  Amendments.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to any Specified Indebtedness if doing so would (i) increase the rate of interest thereon or (ii) (A) cause such Specified Indebtedness to not meet the requirements set forth in the definition of Permitted Refinancing Indebtedness and Permitted Junior Indebtedness or Permitted Unsecured Indebtedness, as applicable (tested as if such Specified Indebtedness were being issued or incurred at such time) and (B) with respect to any other Specified Indebtedness, shorten the average maturity or average life of such Specified Indebtedness; provided that the foregoing shall not prohibit the execution of supplemental indentures to add guarantors if required provided such Person complies with Section 8.14(d); provided, further, that the foregoing shall not prohibit the execution of supplemental indentures to effectuate the proposed amendments to the 2025 Senior Notes Indenture as the same are set forth in and in accordance with the terms and subject to the conditions of the Williston Sale Consent Solicitation.

Section 1.04     Amendment to Section 9.19(a)(i).  On the Amendment Effective Date and after giving effect to this Amendment, Section 9.19(a)(i) shall be amended and restated in its entirety as follows:

(i)                                     Swap Agreements in respect of commodities entered into not for speculative purposes with an Approved Counterparty and the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (A) 100% of the Projected Production for each month during the period during which such Swap Agreement is in effect for crude oil, natural gas liquids and natural gas, for the period commencing with the Second Amendment Effective Date and ending December 31, 2017, (B) 85% of the Projected Production for each month during the period during which such Swap Agreement is in effect for crude oil, natural gas liquids and natural gas, for the period of 24 months following the date such Swap Agreement is executed and (C) 85% of the reasonably anticipated Hydrocarbon production from the total Proved Reserves of the Borrower and its Restricted Subsidiaries (as forecast based upon the most recently delivered Reserve Report), each month during the period during which such Swap Agreement is in effect for crude oil, natural gas liquids and natural gas, calculated on a barrel of oil equivalent basis, for the period of 25 to 66 months following the date such Swap Agreement is executed.  The Borrower shall Unwind Swap Agreements entered into in accordance with Section 9.19(a)(i)(A) to the extent notional volumes for such Swap Agreements exceed volumes permitted under Section 9.19(a)(i)(B) upon the first to occur of: (1) any date on which undrawn availability during the period prior to the completion or termination of the Williston Sale has been reduced to less than 25% of the then effective Borrowing Base, (2) any date on which any Credit Party knows with reasonable certainty that the Williston Sale will not be consummated or (3) the outside termination date set forth in the definitive sales agreement, as such date may be extended in accordance with the terms thereof, has passed and the Williston Sale has not been consummated.  If Swap Agreements entered into in accordance with Section 9.19(a)(i)(A) are not permitted to remain in place pursuant to the preceding sentence, the Borrower shall promptly terminate or Unwind such Swap Agreements.  Upon consummation of the Williston Sale, Borrower shall be permitted to novate Swap Agreements entered into pursuant to Section 9.19(a)(i)(A) to the purchaser of such Oil and Gas Properties;

ARTICLE II

BORROWING BASE

The Lenders reserve their rights to adjust the Borrowing Base in connection with the consummation of the Williston Sale and/or the Williston Redemption.  In addition, this Amendment shall not limit the right of the Administrative Agent or the Lenders to initiate an Interim Redetermination of the Borrowing Base or make further adjustments to the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions as provided therein, including in connection with the consummation of the Williston Sale and/or the Williston Redemption, any other Asset Disposition or the Unwinding of any Swap Agreements.

ARTICLE III
CONDITIONS PRECEDENT

This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions are satisfied (or waived in accordance with Section 12.02):

Section 3.01     Amendment.  The Administrative Agent shall have received a counterpart of this Amendment signed by the Borrower, the Guarantors and the Majority Lenders.

Section 3.02     Fees.  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment in full of all out of pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 3.03     No Default; No Material Adverse Effect.  At the time of and immediately after giving effect to this Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Article III or the waiver of such conditions as permitted in Section 12.02.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

ARTICLE IV
MISCELLANEOUS

Section 4.01     Confirmation.  The provisions of the Credit Agreement shall remain in full force and effect following the effectiveness of this Amendment.

Section 4.02     Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, and (c) represents and warrants to the Lenders that on and as of the date hereof, and immediately after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date; (ii) no Default or Event of Default has occurred and is continuing and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 4.03     Loan Document.  This Amendment is a Loan Document.

Section 4.04     Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

Section 4.05     NO ORAL AGREEMENT.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 4.06     GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.07     Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08     Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.09     No Waiver.  Neither the execution by the Administrative Agent or the Required Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Required Lenders or their respective officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Required Lenders of any defaults which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents (collectively, “Violations”).  Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Violations, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, except as expressly set forth herein, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Amendment shall be construed to be a waiver by the Administrative Agent or the Lenders of any Violations.

[Counterpart signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

BORROWER:	HALCÓN RESOURCES CORPORATION

	By:	/s/ Mark J. Mize
		Name:	Mark J. Mize
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

GUARANTORS:	HALCÓN HOLDINGS, INC.
HALCÓN RESOURCES OPERATING, INC.
HALCÓN ENERGY PROPERTIES, INC.
HALCÓN ENERGY HOLDINGS, LLC
HALCÓN GULF STATES, LLC
HALCÓN OPERATING CO., INC.
HRC ENERGY RESOURCES (WV), INC.
HRC ENERGY LOUISIANA, LLC
HRC PRODUCTION COMPANY
HALCÓN FIELD SERVICES, LLC
HALCÓN LOUISIANA OPERATING, L.P.
HRC ENERGY, LLC
HRC OPERATING, LLC
HK ENERGY, LLC
HK ENERGY OPERATING, LLC
HK LOUISIANA OPERATING, LLC
HK OIL & GAS, LLC
HALCÓN WILLISTON I, LLC
HALCÓN WILLISTON II, LLC
HK RESOURCES, LLC
THE 7711 CORPORATION
HALCÓN PERMIAN, LLC

	By:	/s/ Mark J. Mize
		Name:	Mark J. Mize
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Darren Vanek
	Name:	Darren Vanek
	Title:	Authorized Signatory

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Ellen Cheng
	Name:	Ellen Cheng
	Title:	Vice President

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Managing Director

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney Dennis
	Name:	Sydney Dennis
	Title:	Director

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Victor F. Cruz
	Name:	Victor F. Cruz
	Title:	Vice President

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kristin N. Oswald
	Name:	Kristin N. Oswald
	Title:	Vice President

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

NATIXIS, as a Lender

By:	/s/ Brice Le Foyer
	Name:	Brice Le Foyer
	Title:	Director

By:	/s/ Vikram Nath
	Name:	Vikram Nath
	Title:	Director

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jay T. Sartain
	Name:	Jay T. Sartain
	Title:	Authorized Signatory

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

SUNTRUST BANK, as a Lender

By:	/s/ Arize Agumadu
	Name:	Arize Agumadu
	Title:	Vice President

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

ING CAPITAL LLC, as a Lender

By:	/s/ Charles Hall
	Name:	Charles Hall
	Title:	Managing Director

By:	/s/ Scott Lamoreaux
	Name:	Scott Lamoreaux
	Title:	Director

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

GOLDMAN SACHS LENDING PARTNERS, LLC as a Lender

By:	/s/ Chris Lam
	Name:	Chris Lam
	Title:	Authorized Signatory

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

BANC OF AMERICA CREDIT PRODUCTS, INC., as a Lender

By:	/s/ Jennifer Koszta
	Name:	Jennifer Koszta
	Title:	Assistant Vice President

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation

COMERICA BANK, as a Lender

By:	/s/ William B. Robinson
	Name:	William B. Robinson
	Title:	Senior Vice President

Signature Page to Second Amendment to Senior Secured Revolving Credit Agreement

Halcón Resources Corporation